Exhibit 99

Colgate Announces 4th Quarter and Full Year 2015 Results

Strong Worldwide Organic Sales Growth

Announces Accounting Change For Venezuelan Operations

NEW YORK--(BUSINESS WIRE)--January 29, 2016--Colgate-Palmolive Company (NYSE:CL) today reported worldwide Net sales of $3,899 million in fourth quarter 2015, a decrease of 7.5% versus fourth quarter 2014. Global unit volume was even with the year ago quarter. Excluding divested businesses, unit volume increased 1.0%. Pricing increased 4.0% and foreign exchange was negative 11.5%. Organic sales (Net sales excluding foreign exchange, acquisitions and divestments) grew 5.0%.

Net income (loss) and Diluted earnings (loss) per share in fourth quarter 2015 were $(458) million and $(0.51), respectively. Net income (loss) in fourth quarter 2015 included a $1,058 million ($1.18 per diluted share) aftertax charge resulting from a change in accounting for the Company’s Venezuelan operations (see discussion later in this press release) and $55 million ($0.06 per diluted share) of aftertax charges resulting from the implementation of the Company’s Global Growth and Efficiency Program (the “2012 Restructuring Program”) and a previously disclosed competition law matter in Australia.

Net income and Diluted earnings per share in fourth quarter 2014 were $628 million and $0.68, respectively. Net income in fourth quarter 2014 included $71 million ($0.08 per diluted share) of aftertax charges resulting from the items described in Table 8.

Excluding the above noted items in both periods, Net income in fourth quarter 2015 was $655 million, a decrease of 6% versus fourth quarter 2014, and Diluted earnings per share in fourth quarter 2015 was $0.73, a decrease of 4% versus fourth quarter 2014. On a currency-neutral basis and excluding the above noted items in both periods, Diluted earnings per share increased double digit.

Gross profit margin was 58.8% in fourth quarter 2015 versus 58.6% in fourth quarter 2014. Excluding the above noted items in both periods, Gross profit margin was 59.0% in fourth quarter 2015, an increase of 20 basis points versus the year ago quarter, as cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program and higher pricing, were partially offset by higher costs, which included higher raw and packaging material costs, driven by significant foreign exchange transaction costs.

Selling, general and administrative expenses were 33.0% of Net sales in fourth quarter 2015 versus 34.0% of Net sales in fourth quarter 2014. Excluding the above noted items in both periods, Selling, general and administrative expenses decreased by 100 basis points to 32.5% of Net sales in fourth quarter 2015, due to decreased advertising investment as a percentage of Net sales, in part reflecting a shift in advertising investment to in-store promotional activities. Worldwide advertising investment decreased 21% to $323 million versus the year ago quarter, largely reflecting the impact of negative foreign exchange.

Operating profit (loss) decreased to $(139) million in fourth quarter 2015 compared to $995 million in fourth quarter 2014. Excluding the above noted items in both periods, Operating profit (loss) decreased 6% to $1,015 million in fourth quarter 2015. Operating profit margin was (3.6%) in fourth quarter 2015 versus 23.6% in fourth quarter 2014. Excluding the above noted items in both periods, Operating profit margin was 26.0% in fourth quarter 2015, an increase of 40 basis points versus the year ago quarter.

Net cash provided by operations for full year 2015 was $2,949 million compared to $3,298 million in full year 2014, primarily due to lower operating earnings and higher payments related to income taxes and a European competition law matter. Working capital as a percentage of Net sales was 0.5% compared to 0.8% in the year ago period. This decrease is primarily due to the exclusion of the working capital of the Company’s Venezuelan operations as of December 31, 2015.

For the full year 2015, worldwide Net sales were $16,034 million, a decrease of 7.0% versus full year 2014. Global unit volume grew 1.5%, pricing increased 3.0% and foreign exchange was negative 11.5%. Excluding divested businesses, unit volume increased 2.0%. Organic sales grew 5.0%.

Net income and Diluted earnings per share for full year 2015 were $1,384 million and $1.52, respectively. Full year 2015 results include an aftertax gain of $120 million ($0.13 per diluted share) from the sale of the Company’s laundry detergent business in the South Pacific and $1,292 million ($1.42 per diluted share) of aftertax charges resulting from the change in accounting for the Company’s Venezuelan operations, the implementation of the 2012 Restructuring Program, remeasurements resulting from effective devaluations in Venezuela, a foreign competition law matter and a foreign tax matter.

Net income and Diluted earnings per share for full year 2014 were $2,180 million and $2.36, respectively. As previously disclosed, full year 2014 results included aftertax charges of $532 million ($0.57 per diluted share) resulting from the items described in Table 9.

Excluding the items noted above in both periods, Net income for full year 2015 decreased 6% versus full year 2014, and Diluted earnings per share decreased 4% versus full year 2014. On a currency-neutral basis and excluding the above noted items in both periods, Diluted earnings per share increased double digit.

Gross profit margin was 58.6% for full year 2015 versus 58.5% in full year 2014. Excluding the items noted above in both periods, Gross profit margin was 58.7% in full year 2015, even with the full year 2014 level, as cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program and higher pricing, were offset by higher raw and packaging material costs, driven by significant foreign exchange transaction costs.

Venezuela

Effective December 31, 2015, the Company began accounting for its Venezuelan operations using the cost method of accounting and as a result its consolidated balance sheet no longer includes the assets and liabilities of its Venezuelan operations. As a result of this change in accounting, the Company recorded an aftertax charge of $1,058 million ($1.18 per diluted share) in the fourth quarter of 2015. The change in accounting reflects a significant decrease in the availability of U.S. dollars together with other government controls that the Company expects to continue for the foreseeable future.

In future periods, the Company will no longer include the results of its Venezuelan operations in its consolidated financial statements and will include income relating to its Venezuelan operations only to the extent it receives cash for sales of inventory to its Venezuelan subsidiary or for dividends or royalties remitted by the subsidiary.

Colgate has been operating in Venezuela for 72 years and the Company expects its operations in Venezuela to continue to provide Venezuelan consumers with the Company’s market leading brands.

Ian Cook, Chairman, President and Chief Executive Officer, commented on the fourth quarter results and outlook for 2016, excluding the 2015 and 2014 items noted above, “In the face of continued challenging macroeconomic conditions worldwide, we are pleased to have finished the year with another quarter of strong organic sales growth, with every operating division contributing.

“The 5.0% worldwide organic sales growth was led by emerging markets where organic sales grew a robust 6.5%, despite economic challenges in certain countries.

“Pleasingly, gross profit margin, operating profit margin and net income as a percent to sales all increased versus the year ago period.

“Colgate’s leading share of the global toothpaste market increased to 44.7% year to date, up 0.5 share points versus the year ago period. Our global leadership in manual toothbrushes also strengthened with Colgate’s global market share in that category reaching 34.7% year to date, up 1.0 share point versus the year ago period.”

In closing, Mr. Cook commented, “As we look ahead, macroeconomic conditions and foreign exchange volatility remain challenging. Despite that, we anticipate another year of solid organic sales growth in 2016 driven by a full new product pipeline across all categories and geographies. Based on current spot rates, we are planning for a year of gross margin expansion, and expect a low single-digit earnings per share decline on a dollar basis, excluding charges related to the 2012 Restructuring Program. This earnings per share decline includes a $0.10 impact in 2016 resulting from the change in accounting for our Venezuelan operations and reflects a double-digit increase on a currency-neutral basis, excluding Venezuela from 2016 and 2015 results.”

At 11:00 a.m. ET today, Colgate will host a conference call to elaborate on fourth quarter results. To access this call as a webcast, please go to Colgate’s web site at http://www.colgatepalmolive.com.

The following are comments about divisional performance for fourth quarter 2015 versus the year ago period. See attached Geographic Sales Analysis Percentage Changes and Segment Information schedules for additional information on divisional net sales and operating profit.

North America (20% of Company Sales)

North America Net sales increased 1.0% in fourth quarter 2015. Unit volume increased 2.0% with 0.5% higher pricing, while foreign exchange was negative 1.5%. Organic sales increased 2.5% during the quarter.

Operating profit in North America increased 15% in fourth quarter 2015 to $275 million, or 430 basis points to 34.9% of Net sales. This increase in Operating profit as a percentage of Net sales was primarily due to an increase in Gross profit and a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was primarily driven by cost savings from the Company’s funding-the-growth initiatives, partially offset by higher costs, primarily driven by higher raw and packaging material costs. This decrease in Selling, general and administrative expenses was primarily due to decreased advertising investment and lower overhead expenses.

In the U.S., new product launches are contributing to volume growth. Market share gains year to date were seen in toothpaste, manual toothbrushes, mouthwash, liquid hand soap, body wash, liquid cleaners and fabric conditioners. Colgate’s share of the toothpaste market strengthened to 35.3% year to date, up 0.3 share points versus the year ago period, driven by strong sales of Colgate Enamel Health, Colgate Optic White Platinum Express White, Colgate Total Daily Repair and Tom’s of Maine toothpastes. In manual toothbrushes, Colgate strengthened its brand market leadership in the U.S. with its market share in that category at 41.2% year to date, up 0.8 share points versus the year ago period. Strong sales of Colgate 360° Enamel Health and Colgate 360° Optic White Platinum manual toothbrushes contributed to volume growth in the quarter.

Successful products driving volume growth in the U.S. in other categories include Colgate Enamel Health, Colgate Total for Gum Health and Colgate Kids mouthwashes, Softsoap Fragrant Foaming Collection of liquid hand soaps, Softsoap Fresh & Glow and Irish Spring Signature For Men body washes, Palmolive Soft Touch Almond Milk and Blueberry dish liquid and Suavitel Fragrance Pearls fabric conditioner.

Latin America (27% of Company Sales)

Latin America Net sales decreased 12.0% in fourth quarter 2015. Unit volume decreased 4.0% with 13.0% higher pricing, while foreign exchange was negative 21.0%. Volume declines in Venezuela and Brazil were partially offset by volume gains in Mexico. Organic sales for Latin America increased 9.0%.

Operating profit in Latin America decreased 20% in fourth quarter 2015 to $280 million, or 250 basis points to 26.7% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to a decrease in Gross profit, partially offset by a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs, driven by significant foreign exchange transaction costs, and higher manufacturing costs in Venezuela, which were partially offset by higher pricing and cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program. This decrease in Selling, general and administrative expenses was due to decreased advertising investment, which was partially offset by higher overhead expenses in Venezuela driven by the hyperinflationary environment.

Colgate strengthened its leadership in toothpaste throughout Latin America during the quarter driven by market share gains in Mexico, Brazil, Venezuela, Argentina, Chile, El Salvador, Honduras, Nicaragua, Peru, Puerto Rico and Panama. Strong sales of Colgate Total 12, Colgate Luminous White Instant and Colgate Total Professional Breath Health toothpastes contributed to growth throughout the region. Colgate’s leadership in the manual toothbrush category continued throughout the region, driven by strong sales of Colgate Slim Soft and Colgate Triple Action manual toothbrushes.

Products in other categories contributing to growth throughout the region include Colgate Plax Ice Infinity mouthwash, Protex Complete 12 bar soap, Lady Speed Stick Powder Fresh and Speed Stick Xtreme Tech deodorants, Suavitel Complete and Suavitel Aroma Intense fabric conditioners, Axion Complete dish liquid and Fabuloso Pure Cleaning liquid cleaner.

Europe/South Pacific (18% of Company Sales)

Europe/South Pacific Net sales decreased 14.5% in fourth quarter 2015. Unit volume decreased 0.5% with 2.5% lower pricing, while foreign exchange was negative 11.5%. Excluding the impact of the divested laundry detergent business in the South Pacific, volume increased 4.0% led by volume gains in France, Germany and Australia. Organic sales for Europe/South Pacific increased 1.5%.

Operating profit in Europe/South Pacific decreased 10% in fourth quarter 2015 to $177 million, while as a percentage of Net sales, it increased 130 basis points to 26.4% of Net sales. This increase in Operating profit as a percentage of Net sales was primarily due to an increase in Gross profit and a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit as a percentage of Net sales was driven by cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program, which were partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs, and lower pricing due to increased promotional activities. This decrease in Selling, general and administrative expenses was primarily due to decreased advertising investment, in part reflecting a shift in advertising investment to in-store promotional activities, which was partially offset by higher overhead expenses.

Colgate strengthened its oral care leadership in the Europe/South Pacific region driven by toothpaste market share gains in France, Ireland, Belgium, Switzerland, Poland, Czech Republic, Croatia, Latvia, Lithuania and Slovenia. Successful premium products contributing to volume gains include Colgate Max White Expert White, elmex Sensitive Professional, Colgate Total Daily Repair and Colgate Sensitive Pro-Relief Repair & Prevent toothpastes. In the manual toothbrush category, Colgate Cavity Protection and Colgate Slim Soft Charcoal manual toothbrushes contributed to volume growth across the region.

Premium innovations contributing to volume growth in other product categories include the Colgate ProClinical electric toothbrush, the Sanex Advanced line of shower gels, deodorants, hand creams and body lotions, Palmolive Aroma Sensations and Palmolive Gourmet shower gels, Ajax All Usage Gel liquid and wipe cleaners, Ajax Easy Rinse spray cleaner and Soupline Fruity Sensations fabric conditioner.

Asia (15% of Company Sales)

Asia Net sales decreased 5.0% during fourth quarter 2015. Unit volume increased 2.5% with 0.5% lower pricing, while foreign exchange was negative 7.0%. Volume gains were led by the Greater China region and Thailand. Organic sales for Asia increased 2.0%.

Operating profit in Asia increased 3% in fourth quarter 2015 to $184 million, or 260 basis points to 32.3% of Net sales. This increase in Operating profit as a percentage of Net sales was due to an increase in Gross profit and a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was primarily due to cost savings from the Company’s funding-the-growth initiatives, partially offset by higher costs, primarily driven by raw and packaging material costs, which included foreign exchange transaction costs. This decrease in Selling, general and administrative expenses was due to decreased advertising investment, in part reflecting a shift in advertising investment to in-store promotional activities.

Colgate continued its toothpaste leadership in Asia during the quarter. Successful new products including Colgate 360° Gold Ginseng, Colgate Sensitive Sensifoam, Colgate Active Salt Neem, Colgate Max White Bamboo Charcoal, Colgate Power White Lemon Salt and Darlie All Shiny White Multicare toothpastes contributed to volume growth in the region.

Successful products contributing to volume growth in other categories in the region include Colgate Optic White Toothbrush + Built-In Whitening Pen, Colgate Natural Essence Lotus, Colgate 360° Charcoal Gold and Darlie Charcoal manual toothbrushes, Colgate Plax Bamboo Charcoal Mint mouthwash and Palmolive Naturals shampoo and conditioner.

Africa/Eurasia (6% of Company Sales)

Africa/Eurasia Net sales decreased 16.5% during fourth quarter 2015. Unit volume decreased 1.5% with 8.0% higher pricing, while foreign exchange was negative 23.0%. Volume declines in Russia and the Central Caucasus region were partially offset by volume gains in South Africa and the Sub Saharan Africa region. Organic sales for Africa/Eurasia increased 6.5%.

Operating profit in Africa/Eurasia decreased 14% in fourth quarter 2015 to $50 million, while as a percentage of Net sales, it increased 60 basis points to 20.5% of Net sales. This increase in Operating profit as a percentage of Net sales was primarily due to a decrease in Selling, general and administrative expenses, partially offset by a decrease in Gross profit, both as a percentage of Net sales. This decrease in Gross profit was primarily due to higher costs, which included higher raw and packaging material costs, driven by higher foreign exchange transaction costs, which were partially offset by cost savings from the Company’s funding-the-growth initiatives and higher pricing. The decrease in Selling, general and administrative expenses was due to decreased advertising investment, in part reflecting a shift in advertising investment to in-store promotional activities, which was partially offset by higher overhead expenses.

Colgate continued its toothpaste leadership in Africa/Eurasia, driven by market share gains in Israel, Jordan, Kenya, Kuwait, Qatar, Russia, South Africa, Saudi Arabia, Uganda, Ukraine, Algeria and Tunisia. Successful products contributing to growth in the region include Colgate Total, Colgate Optic White Instant and Colgate Maximum Cavity Protection plus Sugar Acid Neutralizer toothpastes, Colgate Slim Soft Charcoal, Colgate Natural Extracts and Colgate Zig Zag manual toothbrushes, Palmolive Gourmet Spa Mint Shake, Palmolive Aroma Sensations and Palmolive Men Citrus Crush shower gels and Protex Complete 12 bar soaps.

Hill’s Pet Nutrition (14% of Company Sales)

Hill’s Net sales were even with fourth quarter 2014. Unit volume increased 4.0% with 2.0% higher pricing, while foreign exchange was negative 6.0%. Volume gains were led by the United States and Western Europe. Hill’s organic sales increased 6.0%.

Hill’s Operating profit increased 6% in fourth quarter 2015 to $162 million, or 150 basis points to 28.1% of Net sales. This increase in Operating profit as a percentage of Net sales was due to an increase in Gross profit and a decrease in Selling, general and administrative expenses, which were partially offset by an increase in Other (income) expense, net, all as a percentage of Net sales. This increase in Gross profit was primarily due to cost savings from the Company’s funding-the-growth initiatives and higher pricing, which were partially offset by higher costs, primarily driven by higher raw and packaging material costs, which included higher foreign exchange transaction costs. This decrease in Selling, general and administrative expenses was primarily due to decreased advertising investment and lower overhead expenses. This increase in Other (income) expense, net was in part due to the expiration of a foreign sales tax exemption.

New product introductions driving volume growth in the U.S. include Hill’s Prescription Diet Metabolic Plus Mobility and Metabolic Plus Urinary, Hill’s Prescription Diet i/d Stress and i/d Sensitive and Hill’s Science Diet Urinary Plus Hairball Control. Successful products that also contributed to U.S. volume growth included Hill’s Prescription Diet stews and Hill’s Science Diet Perfect Weight Small Kibble.

New product introductions driving volume growth internationally include Hill’s Ideal Balance, Hill’s Prescription Diet Metabolic Plus Mobility, Metabolic Plus Urinary and c/d Multicare Urinary Stress and Hill’s Science Diet Perfect Weight.

***

About Colgate-Palmolive: Colgate-Palmolive is a leading global consumer products company, tightly focused on Oral Care, Personal Care, Home Care and Pet Nutrition. Colgate sells its products in over 200 countries and territories around the world under such internationally recognized brand names as Colgate, Palmolive, Speed Stick, Lady Speed Stick, Softsoap, Irish Spring, Protex, Sorriso, Kolynos, elmex, Tom’s of Maine, Sanex, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet, Hill’s Prescription Diet and Hill’s Ideal Balance. For more information about Colgate’s global business, visit the Company’s web site at http://www.colgatepalmolive.com. To learn more about Colgate Bright Smiles, Bright Futures® oral health education program, please visit http://www.colgatebsbf.com. CL-E

The Company’s annual meeting of shareholders is currently scheduled for Friday, May 6, 2016.

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information calculated by the Company may be different from market share information calculated by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Explanatory Note Regarding Currency-Neutral Calculations

Diluted earnings per share growth for fourth quarter 2015, on a currency-neutral basis, eliminates from Diluted earnings per share growth (GAAP) the impact of the items described in Table 8 and the period-over-period changes in foreign exchange rates in the translation of local currency results into U.S. dollars. Accordingly, for purposes of calculating Diluted earnings per share growth for fourth quarter 2015, on a currency-neutral basis, fourth quarter 2015 local currency results, which include the impact of foreign currency transaction gains and losses, are translated into U.S. dollars using average foreign exchange rates for fourth quarter 2014.

Diluted earnings per share growth for full year 2015, on a currency-neutral basis, eliminates from Diluted earnings per share growth (GAAP) the impact of the items described in Table 9 and the period-over-period changes in foreign exchange rates in the translation of local currency results into U.S. dollars. Accordingly, for purposes of calculating Diluted earnings per share growth for full year 2015, on a currency-neutral basis, full year 2015 local currency results, which include the impact of foreign currency transaction gains and losses, are translated into U.S. dollars using 2014 average foreign exchange rates by quarter.

Management’s estimate of earnings per share growth on a currency-neutral basis for full year 2016 eliminates from earnings per share growth (GAAP) the impact of the items described in Table 9, the 2012 Restructuring Program, 2015 and 2016 Venezuela results and period-over-period changes in foreign exchange rates in the translation of local currency results into U.S. dollars. Accordingly, for purposes of estimating earnings per share growth for full year 2016, on a currency-neutral basis, estimated full year 2016 local currency results, which include the impact of foreign currency transaction gains and losses, are translated into U.S. dollars using 2015 average foreign exchange rates by quarter.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements. Such statements may relate, for example, to sales or volume growth, organic sales growth, profit or profit margin growth, earnings per share growth (including on a currency neutral basis), financial goals, the impact of currency devaluations, exchange controls, price controls and labor unrest, cost-reduction plans including the 2012 Restructuring Program, tax rates, new product introductions or commercial investment levels, among other matters. These statements are made on the basis of our views and assumptions as of this time and we undertake no obligation to update these statements except as required by law. We caution investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. Investors should consult the Company’s filings with the Securities and Exchange Commission (including the information set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014) for information about certain factors that could cause such differences. Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s web site at http://www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides information regarding the non-GAAP financial measures used in this earnings release and/or the related webcast:

This release discusses organic sales growth, which is Net sales growth excluding the impact of foreign exchange, acquisitions and divestments. Management believes this measure provides investors with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and twelve months ended December 31, 2015 vs 2014 included with this release for a comparison of organic sales growth to net sales growth in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

To supplement Colgate’s Condensed Consolidated Statements of Income presented in accordance with GAAP, the Company has disclosed non-GAAP measures of operating results that exclude certain items. Worldwide Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are discussed both as reported (on a GAAP basis) and, as applicable, excluding the charge resulting from a change in accounting for the Company’s Venezuelan operations, the gain on sale of the Company’s laundry detergent business in the South Pacific, charges related to the 2012 Restructuring Program, charges related to the effective devaluations in 2014 and 2015 as a result of the changes to Venezuela’s foreign exchange system, charges related to foreign tax matters, costs related to the sale of land in Mexico and charges related to foreign competition law matters (non-GAAP). Management believes these non-GAAP financial measures provide investors with useful supplemental information regarding the performance of the Company’s ongoing operations. See “Non-GAAP Reconciliations” for the three and twelve months ended December 31, 2015 and 2014 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies.

The Company defines free cash flow before dividends as Net cash provided by operations less Capital expenditures. As management uses this measure to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. Free cash flow before dividends is not a GAAP measurement and may not be comparable to similarly titled measures reported by other companies. See “Condensed Consolidated Statements of Cash Flows” for the twelve months ended December 31, 2015 and 2014 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for fourth quarter results.)

Table 1

Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended December 31, 2015 and 2014

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2015	2014

Net sales	$3,899	$4,221

Cost of sales	1,606	1,746

Gross profit	2,293	2,475

Gross profit margin	58.8%	58.6%

Selling, general and administrative expenses	1,286	1,434

Other (income) expense, net	62	46

Charge for Venezuela accounting change	1,084	-

Operating profit (loss)	(139)	995

Operating profit margin	(3.6%)	23.6%

Interest (income) expense, net	7	4

Income (loss) before income taxes	(146)	991

Provision for income taxes	275	325

Effective tax rate	(188.4%)	32.8%

Net income (loss) including noncontrolling interests	(421)	666

Less: Net income attributable to noncontrolling interests	37	38

Net income (loss) attributable to Colgate-Palmolive Company	$(458)	$628

Earnings (loss) per common share
Basic	$(0.51)	$0.69
Diluted (1)	$(0.51)	$0.68

Average common shares outstanding
Basic	896.5	911.3
Diluted (1)	896.5	920.0

Note:

(1)The computation for Diluted (loss) per common share for the three months ended December 31, 2015 excludes 6.6 million of incremental common shares outstanding during the period as they are anti-dilutive.

Table 2

Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Twelve Months Ended December 31, 2015 and 2014

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2015	2014

Net sales	$16,034	$17,277

Cost of sales	6,635	7,168

Gross profit	9,399	10,109

Gross profit margin	58.6%	58.5%

Selling, general and administrative expenses	5,464	5,982

Other (income) expense, net	62	570

Charge for Venezuela accounting change	1,084	-

Operating profit	2,789	3,557

Operating profit margin	17.4%	20.6%

Interest (income) expense, net	26	24

Income before income taxes	2,763	3,533

Provision for income taxes	1,215	1,194

Effective tax rate	44.0%	33.8%

Net income including noncontrolling interests	1,548	2,339

Less: Net income attributable to noncontrolling interests	164	159

Net income attributable to Colgate-Palmolive Company	$1,384	$2,180

Earnings per common share
Basic	$1.53	$2.38
Diluted	$1.52	$2.36

Average common shares outstanding
Basic	902.2	915.1
Diluted	909.7	924.3

Table 3

Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of December 31, 2015 and December 31, 2014

(Dollars in Millions) (Unaudited)

	December 31,	December 31,
	2015	2014

Cash and cash equivalents	$970	$1,089
Receivables, net	1,427	1,552
Inventories	1,180	1,382
Other current assets	807	840
Property, plant and equipment, net	3,796	4,080
Other assets, including goodwill and intangibles	3,778	4,516
Total assets	$11,958	$13,459

Total debt	$6,571	$6,148
Other current liabilities	3,232	3,442
Other non-current liabilities	2,199	2,484
Total liabilities	12,002	12,074
Total Colgate-Palmolive Company shareholders' equity	(299)	1,145
Noncontrolling interests	255	240
Total liabilities and shareholders' equity	$11,958	$13,459

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities*	$5,499	$4,859
Working capital % of sales	0.5%	0.8%

*	Marketable securities of $102 and $200 as of December 31, 2015 and 2014, respectively, are included in Other current assets.

Table 4

Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Twelve Months Ended December 31, 2015 and 2014

(Dollars in Millions) (Unaudited)

	2015	2014

Operating Activities
Net income including noncontrolling interests	$1,548	$2,339
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operations:
Depreciation and amortization	449	442
Restructuring and termination benefits, net of cash	69	64
Voluntary benefit plan contribution	-	(2)
Venezuela remeasurement charges	34	327
Charge for a foreign tax matter	-	66
Stock-based compensation expense	125	131
Gain on sale of South Pacific laundry detergent business	(187)	-
Charge for Venezuela accounting change	1,084	-
Deferred income taxes	(51)	18
Cash effects of changes in:
Receivables	(75)	(109)
Inventories	(13)	(60)
Accounts payable and other accruals	(67)	57
Other non-current assets and liabilities	33	25
Net cash provided by operations	2,949	3,298

Investing Activities
Capital expenditures	(691)	(757)
Sale of property and non-core products	9	24
Purchases of marketable securities and investments	(742)	(340)
Proceeds from sale of marketable securities and investments	599	283
Proceeds from sale of South Pacific laundry detergent business	221	-
Payment for acquisitions, net of cash acquired	(13)	(87)
Reduction in cash due to Venezuela accounting change	(75)	-
Other	7	18
Net cash used in investing activities	(685)	(859)

Financing Activities
Principal payments on debt	(9,181)	(8,525)
Proceeds from issuance of debt	9,602	8,960
Dividends paid	(1,493)	(1,446)
Purchases of treasury shares	(1,551)	(1,530)
Proceeds from exercise of stock options and excess tax benefits	347	371
Net cash used in financing activities	(2,276)	(2,170)

Effect of exchange rate changes on Cash and cash equivalents	(107)	(142)
Net (decrease) increase in Cash and cash equivalents	(119)	127
Cash and cash equivalents at beginning of the period	1,089	962
Cash and cash equivalents at end of the period	$970	$1,089

Supplemental Cash Flow Information

Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$2,949	$3,298
Less: Capital expenditures	(691)	(757)
Free cash flow before dividends	$2,258	$2,541

Income taxes paid	$1,259	$1,009

Table 5

Colgate-Palmolive Company

Segment Information

For the Three and Twelve Months Ended December 31, 2015 and 2014

(Dollars in Millions) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net Sales
Oral, Personal and Home Care

North America	$789	$780	$3,149	$3,124
Latin America	1,050	1,192	4,327	4,769
Europe/South Pacific	670	782	2,870	3,406
Asia	570	599	2,478	2,515
Africa/Eurasia	244	292	998	1,208

Total Oral, Personal and Home Care	3,323	3,645	13,822	15,022

Pet Nutrition	576	576	2,212	2,255

Total Net Sales	$3,899	$4,221	$16,034	$17,277

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Operating Profit (Loss)
Oral, Personal and Home Care

North America	$275	$239	$974	$926
Latin America	280	348	1,209	1,279
Europe/South Pacific	177	196	750	877
Asia	184	178	753	736
Africa/Eurasia	50	58	178	235

Total Oral, Personal and Home Care	966	1,019	3,864	4,053

Pet Nutrition	162	153	612	592
Corporate(1)	(1,267)	(177)	(1,687)	(1,088)

Total Operating Profit (Loss)	$(139)	$995	$2,789	$3,557

Note:
(1) Corporate operations includes costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation costs and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended December 31, 2015 includes a charge of $1,084 related to a Venezuela accounting change, charges of $56 related to the 2012 Restructuring Program and a charge of $14 for a foreign competition law matter. For the three months ended December 31, 2014, Corporate Operating profit (loss) included charges of $55 related to the 2012 Restructuring Program and a charge of $30 for a foreign competition law matter.

Corporate Operating profit (loss) for the twelve months ended December 31, 2015 includes a charge of $1,084 related to a Venezuela accounting change, charges of $254 related to the 2012 Restructuring Program, charges of $34 related to the remeasurement of the Company's Venezuelan subsidiary's local currency-denominated net monetary assets as a result of effective devaluations, charges of $14 for foreign competition law matters and a gain of $187 on the sale of the Company's laundry detergent business in the South Pacific. For the twelve months ended December 31, 2014, Corporate Operating profit (loss) included charges of $286 related to the 2012 Restructuring Program, a charge of $327 related to the remeasurement of the Company's Venezuelan subsidiary's local currency-denominated net monetary assets as a result of effective devaluations, a charge of $41 for a foreign competition law matter and costs of $4 related to the sale of land in Mexico.

Table 6

Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended December 31, 2015 vs 2014

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Volume	Incentives	Exchange

Total Company	(7.5)%	5.0%	- %	1.0%	1.0%	4.0%	(11.5)%

Europe/South Pacific (2)	(14.5)%	1.5%	(0.5)%	4.0%	4.0%	(2.5)%	(11.5)%

Latin America	(12.0)%	9.0%	(4.0)%	(4.0)%	(4.0)%	13.0%	(21.0)%

Asia	(5.0)%	2.0%	2.5%	2.5%	2.5%	(0.5)%	(7.0)%

Africa/Eurasia	(16.5)%	6.5%	(1.5)%	(1.5)%	(1.5)%	8.0%	(23.0)%

Total International	(11.5)%	5.5%	(1.5)%	- %	- %	5.5%	(15.5)%

North America	1.0%	2.5%	2.0%	2.0%	2.0%	0.5%	(1.5)%

Total CP Products	(9.0)%	4.5%	(0.5)%	0.5%	0.5%	4.0%	(12.5)%

Hill's	- %	6.0%	4.0%	4.0%	4.0%	2.0%	(6.0)%

Emerging Markets (1)	(10.5)%	6.5%	(1.5)%	(1.5)%	(1.5)%	8.0%	(17.0)%

Developed Markets	(4.5)%	3.0%	1.5%	3.5%	3.5%	(0.5)%	(5.5)%

Note:

(1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

(2)The sale of the Company's laundry detergent business in the South Pacific was completed on August 31, 2015. The impact of the sale of the Company's laundry detergent business in the South Pacific on three months sales and volume was 1.0% for the Total Company and 4.5% for Europe/South Pacific region.

Table 7

Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Twelve Months Ended December 31, 2015 vs 2014

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
						Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Volume	Incentives	Exchange

Total Company	(7.0)%	5.0%	1.5%	2.0%	2.0%	3.0%	(11.5)%

Europe/South Pacific (2)	(15.5)%	1.0%	2.0%	4.0%	4.0%	(3.0)%	(14.5)%

Latin America	(9.5)%	9.5%	(1.0)%	(1.0)%	(1.0)%	10.5%	(19.0)%

Asia	(1.5)%	2.5%	4.0%	3.5%	4.0%	(1.0)%	(4.5)%

Africa/Eurasia	(17.5)%	6.0%	(1.5)%	(1.5)%	(1.5)%	7.5%	(23.5)%

Total International	(10.5)%	5.5%	1.0%	1.5%	1.5%	4.0%	(15.5)%

North America	1.0%	2.0%	2.0%	2.0%	2.0%	- %	(1.0)%

Total CP Products	(8.0)%	4.5%	1.0%	1.5%	1.5%	3.0%	(12.0)%

Hill's	(2.0)%	6.0%	3.5%	3.5%	3.5%	2.5%	(8.0)%

Emerging Markets (1)	(8.5)%	7.0%	1.0%	1.0%	1.0%	6.0%	(15.5)%

Developed Markets	(6.0)%	2.5%	2.0%	3.0%	3.0%	(0.5)%	(7.5)%

Note:

(1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

(2)The sale of the Company's laundry detergent business in the South Pacific was completed on August 31, 2015. The impact of the sale of the Company's laundry detergent business in the South Pacific on twelve months sales and volume was 0.5% for the Total Company and 2.0% for Europe/South Pacific region.

Table 8

Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended December 31, 2015 and 2014

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2015	2014
Gross profit, GAAP	$2,293	$2,475
2012 Restructuring Program	9	6
Gross profit, non-GAAP	$2,302	$2,481

			Basis Point
Gross Profit Margin	2015	2014	Change
Gross profit margin, GAAP	58.8%	58.6%	20
2012 Restructuring Program	0.2%	0.2%
Gross profit margin, non-GAAP	59.0%	58.8%	20

Selling, General and Administrative Expenses	2015	2014
Selling, general and administrative expenses, GAAP	$1,286	$1,434
2012 Restructuring Program	(20)	(20)
Selling, general and administrative expenses, non-GAAP	$1,266	$1,414

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2015	2014	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	33.0%	34.0%	(100)
2012 Restructuring Program	(0.5%)	(0.5%)
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	32.5%	33.5%	(100)

Other (Income) Expense, Net	2015	2014
Other (income) expense, net, GAAP	$62	$46
2012 Restructuring Program	(27)	(29)
Charges for foreign competition law matters	(14)	(30)
Other (income) expense, net, non-GAAP	$21	$(13)

Operating Profit (Loss)	2015	2014	% Change
Operating profit (loss), GAAP	$(139)	$995	(114%)
Venezuela accounting change	1,084	-
2012 Restructuring Program	56	55
Charges for foreign competition law matters	14	30
Operating profit, non-GAAP	$1,015	$1,080	(6%)

			Basis Point
Operating Profit Margin	2015	2014	Change
Operating profit margin, GAAP	(3.6%)	23.6%	(2720)
Venezuela accounting change	27.8%	-%
2012 Restructuring Program	1.4%	1.3%
Charges for foreign competition law matters	0.4%	0.7%
Operating profit margin, non-GAAP	26.0%	25.6%	40

Net Income (Loss) Attributable to Colgate-Palmolive Company	2015	2014	% Change
Net income (loss) attributable to Colgate-Palmolive Company, GAAP	$(458)	$628	(173%)
Venezuela accounting change	1,058	-
2012 Restructuring Program	41	41
Charges for foreign competition law matters	14	30
Net income (loss) attributable to Colgate-Palmolive Company, non-GAAP	$655	$699	(6%)

Diluted Earnings (Loss) Per Common Share(1) (2)	2015	2014	% Change
Diluted earnings (loss) per common share, GAAP	$(0.51)	$0.68	(175%)
Venezuela accounting change	1.18	-
2012 Restructuring Program	0.04	0.05
Charges for foreign competition law matters	0.02	0.03
Diluted earnings per common share, non-GAAP	$0.73	$0.76	(4%)

Note:
(1) The impact of non-GAAP adjustments on diluted earnings per share may not necessarily equal the difference between "GAAP" and "non-GAAP" as a result of rounding.

(2) The computation for Diluted (loss) per common share, GAAP for the three months ended December 31, 2015 excludes 6.6 million of incremental common shares outstanding during the period as they are anti-dilutive. These incremental common shares are included in the computation for Diluted earnings per common share, non-GAAP.

Table 9

Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Twelve Months Ended December 31, 2015 and 2014

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2015	2014
Gross profit, GAAP	$9,399	$10,109
2012 Restructuring Program	20	29
Costs related to the sale of land in Mexico	-	4
Gross profit, non-GAAP	$9,419	$10,142

			Basis Point
Gross Profit Margin	2015	2014	Change
Gross profit margin, GAAP	58.6%	58.5%	10
2012 Restructuring Program	0.1%	0.2%
Gross profit margin, non-GAAP	58.7%	58.7%	-

Selling, General and Administrative Expenses	2015	2014
Selling, general and administrative expenses, GAAP	$5,464	$5,982
2012 Restructuring Program	(64)	(62)
Selling, general and administrative expenses, non-GAAP	$5,400	$5,920

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2015	2014	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	34.1%	34.6%	(50)
2012 Restructuring Program	(0.4%)	(0.3%)
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	33.7%	34.3%	(60)

Other (Income) Expense, Net	2015	2014
Other (income) expense, net, GAAP	$62	$570
2012 Restructuring Program	(170)	(195)
Venezuela remeasurement charges	(34)	(327)
Charges for foreign competition law matters	(14)	(41)
Gain on sale of South Pacific laundry detergent business	187	-
Other (income) expense, net, non-GAAP	$31	$7

Operating Profit	2015	2014	% Change
Operating profit, GAAP	$2,789	$3,557	(22%)
Venezuela accounting change	1,084	-
2012 Restructuring Program	254	286
Venezuela remeasurement charges	34	327
Charges for foreign competition law matters	14	41
Costs related to the sale of land in Mexico	-	4
Gain on sale of South Pacific laundry detergent business	(187)	-
Operating profit, non-GAAP	$3,988	$4,215	(5%)

			Basis Point
Operating Profit Margin	2015	2014	Change
Operating profit margin, GAAP	17.4%	20.6%	(320)
Venezuela accounting change	6.8%	-%
2012 Restructuring Program	1.6%	1.7%
Venezuela remeasurement charges	0.2%	1.9%
Charges for foreign competition law matters	0.1%	0.2%
Gain on sale of South Pacific laundry detergent business	(1.2%)	-%
Operating profit margin, non-GAAP	24.9%	24.4%	50

Net Income Attributable to Colgate-Palmolive Company	2015	2014	% Change
Net income attributable to Colgate-Palmolive Company, GAAP	$1,384	$2,180	(37%)
Venezuela accounting change	1,058	-
2012 Restructuring Program	183	208
Venezuela remeasurement charges	22	214
Charges for foreign tax matters	15	66
Charges for foreign competition law matters	14	41
Costs related to the sale of land in Mexico	-	3
Gain on sale of South Pacific laundry detergent business	(120)	-
Net income attributable to Colgate-Palmolive Company, non-GAAP	$2,556	$2,712	(6%)

Diluted Earnings Per Common Share (1) (2)	2015	2014	% Change
Diluted earnings per common share, GAAP	$1.52	$2.36	(36%)
Venezuela accounting change	1.16	-
2012 Restructuring Program	0.20	0.23
Venezuela remeasurement charges	0.02	0.23
Charges for foreign competition law matters	0.02	0.04
Charges for foreign tax matters	0.02	0.07
Gain on sale of South Pacific laundry detergent business	(0.13)	-
Diluted earnings per common share, non-GAAP	$2.81	$2.93	(4%)

Notes:
(1) The impact of non-GAAP adjustments on diluted earnings per share may not necessarily equal the difference between "GAAP" and "non-GAAP" as a result of rounding.

(2) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters’ earnings per share may not necessarily equal the earnings per share for any year-to-date period.

CONTACT:
Colgate-Palmolive Company
Bina Thompson, 212-310-3072
or
Hope Spiller, 212-310-2291